                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

RJRTH LOGO

                                                                  March 15, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 annual meeting of stockholders of R.J. Reynolds Tobacco Holdings, Inc. The meeting will be held at 9:00 a.m. (Eastern time), on Wednesday, April 25, 2001 at The M. C. Benton, Jr. Convention & Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina.

     At this year's annual meeting, you will be asked to elect three Class II directors, ratify the appointment of KPMG LLP as independent auditors for RJR's 2001 fiscal year and consider one stockholder proposal, if presented by its proponent. Your Board of Directors unanimously recommends a vote FOR the Class II directors nominated for election by the Board, FOR ratification of the appointment of KPMG LLP as independent auditors and AGAINST the stockholder proposal. Accordingly, please give careful attention to these proxy materials.

     It is important that your shares be represented and voted at the annual meeting regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, you may vote your shares via a toll-free telephone number or the Internet, or you may complete, sign, date and return the accompanying proxy card in the enclosed envelope. Instructions regarding all three methods of voting are contained on the proxy card.

     Attendance at the annual meeting will be limited to stockholders as of March 2, 2001 and to guests of RJR. Admittance tickets will be required. If you are a stockholder and plan to attend, you MUST request an admittance ticket by writing to the Office of the Secretary, R.J. Reynolds Tobacco Holdings, Inc., P.
O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866. If your shares are not registered in your own name, evidence of your stock ownership as of March 2, 2001 must accompany your letter. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement. An admittance ticket will be held in your name at the registration desk, not mailed to you in advance of the meeting.

     We anticipate that a large number of stockholders will attend the meeting. Seating is limited, so we suggest you arrive early. The auditorium will open at 8:30 a.m.

     If you have any questions or need assistance in voting your shares, please contact our proxy solicitors, MacKenzie Partners, Inc. at (212) 929-5500 (collect) or (800) 322-2885 (toll free).

     Thank you for your support and continued interest in RJR.

                                          Sincerely,

                                          /s/ Andrew J. Schindler
                                          Andrew J. Schindler
                                          Chairman and Chief Executive Officer

    YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING
                   THE ACCOMPANYING PROXY CARD WHETHER OR NOT
 YOU PLAN TO ATTEND THE MEETING. INSTRUCTIONS ARE CONTAINED ON THE PROXY CARD.

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 P. O. BOX 2866
                             401 NORTH MAIN STREET
                    WINSTON-SALEM, NORTH CAROLINA 27102-2866

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 25, 2001

                           -------------------------

                                                                  March 15, 2001

To our Stockholders:

     The 2001 annual meeting of stockholders of R.J. Reynolds Tobacco Holdings, Inc. (which we refer to in this notice as "RJR") will be held at 9:00 a.m. (Eastern time), on Wednesday, April 25, 2001 at The M. C. Benton, Jr. Convention & Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina, for the following purposes:

     (1) to elect three Class II directors to serve until the 2004 annual meeting of stockholders;

     (2) to ratify the appointment of KPMG LLP as independent auditors for RJR's 2001 fiscal year;

     (3) to act on one stockholder proposal, if presented by its proponent; and

     (4) to transact any other business as may be properly brought before the meeting or any adjournment or postponement thereof.

     Only holders of record of RJR's common stock as of the close of business on March 2, 2001 are entitled to notice of and to vote at the 2001 annual meeting of stockholders of RJR. You may examine a list of the stockholders for any purpose germane to the meeting during ordinary business hours during the 10-day period preceding the date of the meeting at RJR's principal place of business, 401 North Main Street, Winston-Salem, North Carolina.

     Whether or not you plan to attend the meeting, we urge you to vote your shares via a toll-free telephone number or the Internet or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

                                          By Order of the Board of Directors

                                          /s/ McDara P. Folan, III
                                          McDara P. Folan, III
                                          Secretary

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 P. O. BOX 2866
                             401 NORTH MAIN STREET
                    WINSTON-SALEM, NORTH CAROLINA 27102-2866

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
Information about the Annual Meeting and Voting......................    2
         Date, time and place of meeting.............................    2
         Stockholders entitled to vote...............................    2
         Voting your proxy...........................................    3
         Revoking your proxy.........................................    3
         Voting in person............................................    4
         Appointing your own proxy...................................    4
         Quorum requirement..........................................    4
         Vote necessary to approve proposals.........................    4
         Further assistance..........................................    5
Item 1: Election of Class II Directors...............................    5
         Biographies of our nominees for election as Class II
         directors...................................................    5
         Biographies of our Class I directors (terms expiring in
         2003).......................................................    6
         Biographies of our Class III directors (terms expiring in
         2002).......................................................    7
         Meetings and Committees of the Board of Directors...........    7
         Compensation Committee interlocks and insider
         participation...............................................    8
         Director compensation.......................................    8
Stock Ownership......................................................   10
         Stock ownership of management...............................   10
         Stock ownership of principal stockholders...................   11
         Section 16(a) beneficial ownership reporting compliance.....   11
Executive Compensation and Transactions with Management..............   12
         Summary.....................................................   12
         Compensation Committee report on executive compensation.....   12
         Summary Compensation Table..................................   15
         Long-term incentive compensation............................   17
         Retirement plans............................................   19
         Funding of retirement benefits..............................   20
         Agreements with executive officers..........................   21
         Performance graph...........................................   23
         Transactions with directors and executive officers..........   23
Item 2: Ratification of Appointment of Independent Auditors..........   24
         Audit Committee report......................................   24
         Audit fees..................................................   24
         Financial information systems design and implementation
         fees........................................................   24
         All other fees..............................................   24
         Ratification of appointment of independent auditors.........   25
Stockholder Proposals................................................   25
Item 3: Stockholder Proposal on Director Compensation................   25
Item 4: Other Matters................................................   26
Cost and Method of Proxy Solicitation................................   27
Appendix A: Charter and Powers of the Audit Committee of the Board of
  Directors..........................................................  A-1

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     The Board of Directors of R.J. Reynolds Tobacco Holdings, Inc. (which we refer to in this proxy statement as "RJR") is soliciting your proxy to vote at our 2001 annual meeting of stockholders (or any adjournment or postponement of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

     We began mailing this proxy statement and the enclosed proxy card on or about March 15, 2001 to all stockholders entitled to vote. We also mailed the RJR 2000 Annual Report, which includes our financial statements, along with this proxy statement.

     Rules of the Securities and Exchange Commission (which we refer to in this proxy statement as the "SEC") generally require RJR to furnish an annual report to its stockholders at least 20 days before its annual meeting. However, if you are a stockholder of record, have the same address as another stockholder of record and do not hold shares in nominee name, you may wish to authorize us to discontinue sending more than one annual report to the same address. You can eliminate such duplicate mailings by request through telephone or Internet voting or by marking the appropriate box on the proxy card for any account for which you do not wish to receive annual reports. You will, however, continue to receive proxy statements and proxy cards to vote the shares for all of your accounts.

DATE, TIME AND PLACE OF MEETING

     The date, time and place of our 2001 annual meeting is set forth below:

          Date:    Wednesday, April 25, 2001
          Time:    9:00 a.m. (Eastern time)
          Place:   The M. C. Benton, Jr. Convention & Civic Center
                   301 West Fifth Street
                   Winston-Salem, North Carolina

     Attendance at our annual meeting will be limited to stockholders as of March 2, 2001 and to guests of RJR. Admittance tickets will be required. If you are a stockholder and plan to attend, you MUST request an admittance ticket by writing to the Office of the Secretary, R.J. Reynolds Tobacco Holdings, Inc., P.
O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866. If your shares are not registered in your own name, evidence of your stock ownership must accompany your letter. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement. An admittance ticket will be held in your name at the registration desk, not mailed to you in advance of the meeting.

     We anticipate that a large number of stockholders will attend the meeting. Seating is limited, so we suggest you arrive early. The auditorium will open at 8:30 a.m.

     If you have a disability, we can provide reasonable assistance to help you participate in the meeting. If you plan to attend the meeting and require assistance, please write or call the Secretary of RJR at least one week before our meeting at P. O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866; telephone number (336) 741-5162.

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders who owned RJR common stock at the close of business on the record date, March 2, 2001, are entitled to vote. As of this record date, 102,191,268 shares of RJR common stock were outstanding (exclusive of 11,299,567 shares held in RJR's treasury). Each share of RJR common stock is entitled to one vote.

VOTING YOUR PROXY

     You may vote in person at the annual meeting or by proxy. We urge you to vote your shares by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting.

     There are three ways to vote by proxy:

          - By telephone -- You can vote by telephone by calling (800) 650-1345 (toll free) on a touch-tone telephone and following the instructions on the proxy card. Stockholders residing outside the United States, Canada and Puerto Rico should call (402) 572-4997;

          - By Internet -- You can vote by Internet by logging onto the Internet, going to the web site http://proxy.shareholder.com/rjr and following the instructions on your computer screen; or

          - By mail -- You can vote by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope, which is postage-paid if mailed in the United States.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning stock through certain banks and brokers.

     If you participate in the R. J. Reynolds Capital Investment Plan (which we refer to in this proxy statement as the "CIP") or in the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico or the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan (which we refer to in this proxy statement as the "Puerto Rico Plans"), your proxy card will serve as voting instructions for the trustee of the CIP or the custodian of the Puerto Rico Plans for shares of RJR common stock allocated to your account under the CIP or Puerto Rico Plans. Shares for which no instructions are received will be voted by the trustee of the CIP and the custodian of the Puerto Rico Plans in the same proportion as the shares for which directions are received by each of them.

     The enclosed proxy card indicates the number of shares you own. If you vote by proxy, one of the individuals named on the card (your proxy) will vote your shares as you have directed. You may specify whether your shares should be voted for all, some or none of the nominees for election as Class II directors and whether your shares should be voted for or against, or whether you abstain from voting with respect to, each of the other proposals. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board in the following manner:

          - "For" the election of all three nominees for Class II director (as described on pages 5 to 9 of this proxy statement),

          - "For" the ratification of the appointment of KPMG LLP as independent auditors for 2001 (as described on pages 24 to 25 of this proxy statement), and

          - "Against" the stockholder proposal to be presented at the annual meeting (as described on pages 25 to 26 of this proxy statement).

     If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted upon at the meeting.

REVOKING YOUR PROXY

     You may revoke or change your proxy by:

     - sending in another signed proxy card with a later date,

     - notifying our Secretary in writing before the meeting that you have revoked your proxy, or

     - voting in person at the meeting or through Internet or telephone voting. Your latest telephone or Internet vote is the one that is counted.

VOTING IN PERSON

     If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your broker, bank or nominee a legal proxy assigning to you the right to vote your shares. The legal proxy must accompany your ballot to vote your shares in person.

APPOINTING YOUR OWN PROXY

     If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the name of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

QUORUM REQUIREMENT

     A quorum of stockholders is necessary to hold a valid meeting. The holders of record, present in person or by proxy at the meeting, of a majority of the shares issued and outstanding and entitled to vote constitute a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

VOTE NECESSARY TO APPROVE PROPOSALS

ITEM                                                          VOTE NECESSARY*
----                                                          ---------------
Item 1: Election of Class II Directors         Directors are elected by a plurality vote of
                                               shares present at the meeting in person or by
                                               proxy, meaning that the director nominee with
                                               the most affirmative votes for a particular
                                               slot is elected for that slot. Only the
                                               number of votes "for" affect the outcome.
                                               Withheld votes and abstentions have no effect
                                               on the vote.
Item 2: Ratification of appointment of         Approval requires the affirmative vote of a
        independent auditors                   majority of the shares entitled to vote and
                                               present at the meeting in person or by proxy.
                                               Abstentions are counted and have the effect
                                               of a vote against the proposal.
Item 3: Stockholder proposal                   Approval requires the affirmative vote of a
                                               majority of the shares entitled to vote and
                                               present at the meeting in person or by proxy.
                                               Abstentions are counted and have the effect
                                               of a vote against the proposal.

-------------------------

* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on Items 1 and 2 even if it does not receive voting instructions from you. Your broker may not vote your shares on Item 3 absent instructions from you. Without your voting instructions, a broker non-vote will occur on Item 3 but will have no effect on the vote.

FURTHER ASSISTANCE

     If you have any questions or need further assistance in voting your shares, please contact:

                                MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                                NEW YORK, NY 10010
                                (212) 929-5500 (COLLECT)
                                            OR
                                (800) 322-2885 (TOLL FREE)

                    ITEM 1:   ELECTION OF CLASS II DIRECTORS

     Our Board of Directors is divided into three classes serving staggered terms of three years. The Class I directors have a term ending on the date of the 2003 annual meeting, the Class II directors have a term ending on the date of the 2001 annual meeting, and the Class III directors have a term ending on the date of the 2002 annual meeting. Pursuant to RJR's Certificate of Incorporation, each class is to consist, as nearly as may reasonably be possible, of one-third of the total number of directors constituting the Board of Directors. Currently, each class is composed of three directors.

     Your Board of Directors has nominated three individuals for election as Class II directors at the 2001 annual meeting. Each nominee currently is serving as one of our directors. If you re-elect them, they will hold office until the 2004 annual meeting or until their successors have been elected and qualified.

     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AS CLASS II DIRECTORS.

BIOGRAPHIES OF OUR NOMINEES FOR ELECTION AS CLASS II DIRECTORS

A. D. FRAZIER, JR.              Director since June 14, 1999             Age: 56

Mr. Frazier has been a Global Partner of AMVESCAP PLC, the world's largest quoted fund manager and the parent company of INVESCO, Inc., since November 1996. He served as President and Chief Executive Officer of INVESCO, Inc., an investment manager, from April 1997 to December 2000, and was Executive Vice President from November 1996 to April 1997. From March 1991 until November 1996, Mr. Frazier was Chief Operating Officer of the Atlanta Committee for the Olympic Games. Mr. Frazier is a member of the boards of directors of AMVESCAP PLC, Magellan Health Services, Inc., Apache Corporation and Rock-Tenn Company. He is also a member of the Georgia Board of Corrections.

JOHN G. MEDLIN, JR.             Director since June 14, 1999             Age: 67

Mr. Medlin is Chairman Emeritus of Wachovia Corporation, a bank holding company, and served as its Chairman from 1988 to April 1998, its Chief Executive Officer from 1977 until December 1993, and a director from 1974 until April 2000. Mr. Medlin is a member of the boards of directors of BellSouth Corporation, Burlington Industries, Inc., Media General, Inc. and USAirways Group, Inc. Mr. Medlin was a member of the board of directors of RJR Nabisco, Inc. (now known as R.J. Reynolds Tobacco Holdings, Inc.) from 1983 until 1989, and he was a member of the board of directors of Nabisco Group Holdings Corp., the former parent of RJR, from 1989 to 1998.

NANA MENSAH                 Director since June 14, 1999                 Age: 48

Mr. Mensah has been the Chairman and Chief Executive Officer of 'XPORTS, Inc., a privately held company that exports agricultural products, pharmaceuticals and construction materials to foreign markets, since October 2000, and was a management consultant from October 1999 to September 2000. Previously, he served as President and Chief Operating Officer of Long John Silver's Restaurants, Inc., the world's largest chain of seafood quick service restaurants, from 1997 until it was sold under his auspices in October 1999. From 1994 until 1997, he served as Senior Vice President, Operations and Concept Development of PepsiCo Restaurants International, the international holding company, at that time, for KFC, Pizza Hut and Taco Bell. Mr. Mensah also serves on the Board of Advisors of the College of Human Environmental Sciences for the University of Kentucky.

BIOGRAPHIES OF OUR CLASS I DIRECTORS (TERMS EXPIRING IN 2003)

MARY K. BUSH                 Director since July 28, 1999                Age: 52

Ms. Bush has been President of Bush International, Inc., a provider of advice on financial strategies and business development to commercial, industrial and financial companies, since its founding in 1991. Bush International, Inc. also advises governments, internationally, on financial market matters. Prior to establishing Bush International, Inc., Ms. Bush held several positions in financial institutions and served two Presidents of the United States as Alternative Executive Director of the International Monetary Fund and Managing Director of the Federal Housing Finance Board, the oversight body for the Federal Home Loan Banks. Ms. Bush also is a member of the boards of directors of Mortgage Guaranty Insurance Corporation, Brady Corporation and Texaco, Inc., a trustee of the Pioneer Funds and a member of the Advisory Board of Washington Mutual Investors Fund.

JOHN T. CHAIN, JR.              Director since June 14, 1999             Age: 66

General (Retired) Chain has been the Chairman of Thomas Group, Inc., an international management consulting firm, since May 1998 and has been a member of the board of directors of Thomas Group, Inc. since May 1995. He also serves as the President of Quarterdeck Equity Partners, Inc., an investor in the aerospace industry. He served as Special Assistant to the Chairman of Burlington Northern Santa Fe Corporation, a major U.S. freight railroad, from November 1995 to March 1996, and as an Executive Vice President of Burlington Northern from 1991 to November 1995. For more than five years prior to that time, he served as a General (Commander-in-Chief, the Strategic Air Command) in the United States Air Force. General Chain is a member of the boards of directors of Northrup Grumman Corporation, Kemper Insurance and Thomas Group, Inc. He also was a member of the board of directors of RJR Nabisco, Inc. (now known as R.J. Reynolds Tobacco Holdings, Inc.) from 1994 until June 14, 1999, and he was a member of the board of directors of Nabisco Group Holdings Corp., the former parent of RJR, from 1994 to December 2000.

THOMAS C. WAJNERT              Director since June 14, 1999              Age: 57

Mr. Wajnert has been Chairman and Chief Executive Officer of SEISMIQ, Inc., a provider of advanced technology to the commercial finance and leasing industry, since its founding in April 2000. Mr. Wajnert also has been the Chairman of, and a significant investor in, EPIX Holdings, Inc., a professional employer organization, since March 1998, where he also served as Chief Executive Officer from March 1998 to April 1999. Previously, Mr. Wajnert was Chairman of the board of directors from January 1992 until December 1997, and Chief Executive Officer from November 1984 until December 1997, of AT&T Capital Corporation, a commercial finance and leasing company. Mr. Wajnert serves on the boards of directors of JLG Industries, Inc., UPS Capital Corporation, SEISMIQ, Inc. and EPIX Holdings, Inc.

BIOGRAPHIES OF OUR CLASS III DIRECTORS (TERMS EXPIRING IN 2002)

DENISE ILITCH                Director since June 14, 1999                Age: 45

Ms. Ilitch has been the President of Ilitch Holdings, Inc., a privately held company that oversees the management and operations of Little Caesar Enterprises, Olympia Entertainment, Olympia Development, the Detroit Red Wings hockey team and the Detroit Tigers baseball team, since June 2000, and served as Executive Vice President of Ilitch Holdings, Inc. from March 1999 to May 2000. Since 1997, Ms. Ilitch also has been the Vice Chairwoman of Little Caesar Enterprises, Inc., one of the top three international pizza chains which operates restaurants on five continents, where she has been part of the senior management team for more than 20 years, and the President of Olympia Development, where she directs development efforts in downtown Detroit. Ms. Ilitch serves on the board of directors for the Detroit Branch of the NAACP, is a Detroit Red Wings Alternate Governor for the National Hockey League and is a representative of ownership of the Detroit Tigers and member of Major League Baseball. She also has been President and owner of her own marketing firm, Bright Lites, Inc.

ANDREW J. SCHINDLER             Director since June 14, 1999             Age: 56

Mr. Schindler has served as President and Chief Executive Officer of R. J. Reynolds Tobacco Company (which we refer to in this proxy statement as "RJR Tobacco") since 1995 and of RJR since June 14, 1999. He has served as a director of RJR Tobacco since 1989, and as Chairman of the Board of RJR and RJR Tobacco since July 2, 1999. Mr. Schindler joined RJR in 1974. He became Senior Vice President -- Operations of RJR Tobacco in June 1989 and was elected Executive Vice President -- Operations of RJR Tobacco in 1991. In May of 1994, Mr. Schindler became President and Chief Operating Officer of RJR Tobacco. He is a member of the North Carolina School of the Arts Foundation Board, the Wake Forest University Baptist Medical Center Board of Visitors, the board of trustees of the R. J. Reynolds Foundation and the boards of directors of Winston-Salem Business, Inc. and the Winston-Salem Alliance. He is Vice Chairman of !dealliance (formerly, the North Carolina Emerging Technology Alliance).

JOSEPH P. VIVIANO              Director since June 14, 1999              Age: 62

Mr. Viviano served as the Vice Chairman of Hershey Foods Corporation, a chocolate and confectionery manufacturer, from January 1999 until his retirement in April 2000. Previously, Mr. Viviano had been President and Chief Operating Officer of Hershey Foods Corporation from 1994 through 1998. He is a member of the boards of directors of Hershey Foods Corporation, Chesapeake Corporation, Huffy Corporation and Harsco Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business and affairs of RJR are managed under the direction of its Board of Directors. During 2000, there were nine meetings of the Board of Directors of RJR. Each director attended at least 75 percent of the meetings of the Board and committees of which he or she was a member.

     The standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

     Audit Committee

     The Audit Committee (1) reviews the adequacy of RJR's internal system of accounting controls, (2) confers with the independent auditors and the internal auditors concerning their examinations of the books and records of RJR and its subsidiaries, (3) reviews actions taken to ensure compliance with RJR's Standards of Business Conduct, (4) recommends to the Board the appointment of independent auditors and (5) considers other appropriate matters regarding the financial affairs of RJR and its subsidiaries. The

Audit Committee met five times during 2000. The current members of the Audit Committee are Thomas C. Wajnert (Chair), Mary K. Bush, A. D. Frazier, Jr. and Denise Ilitch.

     Compensation Committee

     The Compensation Committee (1) makes recommendations to the Board with respect to compensation and grants of restricted stock, stock options and other long-term incentives to management employees, (2) administers plans and programs relating to employee benefits, incentives and compensation, (3) initiates and oversees annually the evaluation of the performance of the Chief Executive Officer and (4) reviews and reports to the Board of Directors on succession planning for RJR's Chief Executive Officer and other top executive management positions. The Compensation Committee met five times in 2000. The current members of the Compensation Committee are General John T. Chain, Jr. (Chair), John G. Medlin, Jr., Nana Mensah and Joseph P. Viviano.

     Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee (1) reviews the qualifications of candidates for nomination to the Board of Directors, (2) recommends to the Board nominees for election as directors, (3) reviews annually the compensation of the Board in relation to comparable companies and recommends any changes needed to maintain appropriate and competitive Board compensation,
(4) evaluates and recommends the processes and practices through which the Board conducts its business, (5) reviews and evaluates annually the assignment of the various oversight responsibilities and activities of the Board committees, (6) reviews RJR's corporate governance policies and considers the adequacy of such policies in response to stockholder concerns and (7) initiates and oversees annually an appraisal of the performance of the Board in meeting its corporate governance responsibilities. The Corporate Governance and Nominating Committee met twice in 2000. The current members of the Corporate Governance and Nominating Committee are John G. Medlin, Jr. (Chair), Mary K. Bush, General John
T. Chain, Jr., Denise Ilitch and Thomas C. Wajnert.

     The Corporate Governance and Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2002 annual meeting of stockholders by providing notice and the other required information described in the Company's By-Laws, in writing, to the Office of the Secretary, R.J. Reynolds Tobacco Holdings, Inc., P. O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866, for receipt between November 25, 2001 and December 26, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of General Chain and Messrs. Medlin, Mensah and Viviano. During 2000, there were no Compensation Committee interlocks or insider participation.

DIRECTOR COMPENSATION

     We provide the following compensation to our outside directors for their service as directors:

     Annual retainers and fees

     - Each outside director receives an annual retainer of $50,000. In addition, each outside director who is a committee chair receives an annual retainer of $5,000.

     - Outside directors receive an attendance fee of $1,250 for each Board or committee meeting attended, including designated days during which the Board or a committee of the Board conducts RJR's business.

     - We also reimburse directors for actual expenses incurred in connection with attendance at Board and committee meetings, including transportation and lodging expenses.

     Deferred Compensation Plan

     Under our Deferred Compensation Plan for Directors of RJR, outside directors may defer payment of their compensation for services as Board or committee members until termination of service as a director or until a selected year in the future. Participating directors may elect to direct RJR to credit deferred amounts in 25 percent increments to a cash account, a stock account or a combination of both. The Plan provides that amounts deferred to the cash account earn interest at the prime rate as set by Morgan Guaranty Trust Company of New York, and amounts deferred to the stock account mirror the performance of, and receive dividend equivalents based on, RJR common stock. Participating directors are entitled to receive cash distribution of the balance in their accounts in full on the deferral date or in up to 10 annual installments commencing on the deferral date.

     Equity awards

     Upon becoming a director, each outside director receives under the Equity Incentive Award Plan for Directors of RJR and Subsidiaries (which we refer to in this proxy statement as the "EIAP") an option to purchase 10,000 shares of RJR common stock. The options have an exercise price equal to the fair market value of RJR common stock on the date of grant. The options are not exercisable for six months following the date of grant, but thereafter are exercisable for 10 years from the date of grant.

     On the date of his or her election to the Board of Directors and on the date of each annual meeting of stockholders thereafter, under the EIAP, each outside director also receives a grant of 1,000 deferred common stock units, unless the director elects to receive instead 1,000 shares of RJR common stock. In addition, under the EIAP, each eligible director receives a quarterly grant of deferred common stock units on the last day of each calendar quarter, determined by the following formula: $10,000 divided by the average closing price of a share of RJR common stock for each business day during the last month of such calendar quarter. If a director has served for less than the entire quarter, the number of units are pro-rated.

     The deferred common stock units bear dividends at the same rate as RJR common stock, but the dividends are paid in the form of additional deferred common stock units. A director will receive payment of his or her deferred common stock units as soon as practicable following his or her last year of service on the Board of Directors. At the election of the director, the payment of annual grants may be made in cash or in RJR common stock. Distribution of the deferred common stock units received in connection with a quarterly award will be made only in cash. Distributions may be made in one lump sum or in up to 10 annual installments. Cash payments generally are based on the average closing price of RJR common stock during December of the year preceding payment.

     RJR does not compensate any director who is an employee of RJR or any of its subsidiaries in his or her capacity as a director.

     Other benefits

     RJR offers outside directors life insurance having a death benefit up to $100,000, a matching grants program and supplemental insurance programs.

                                STOCK OWNERSHIP

STOCK OWNERSHIP OF MANAGEMENT

     The following table indicates the number of shares of RJR common stock beneficially owned as of March 2, 2001, by each director, each executive officer named in the Summary Compensation Table appearing on page 15 of this proxy statement, and all directors and executive officers as a group, based on information provided by these individuals. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as described in the footnotes to the table, each person has sole investment and voting power over the shares for which he or she is shown as beneficial owner.

                                                                                      PERCENT OF
                                                             NUMBER OF SHARES     OUTSTANDING SHARES
NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED         OWNED(1)
------------------------                                    ------------------    ------------------
Lynn J. Beasley...........................................     117,865(2)(3)               *
Charles A. Blixt..........................................     110,755(2)(3)               *
Mary K. Bush..............................................      10,561(2)(4)               *
John T. Chain, Jr. .......................................      12,220(2)(4)               *
A. D. Frazier, Jr.........................................      13,336(2)(4)               *
Denise Ilitch.............................................      11,862(2)(4)               *
Kenneth J. Lapiejko.......................................     110,098(2)(3)               *
James V. Maguire..........................................      93,706(2)(3)               *
John G. Medlin, Jr........................................      12,750(2)(4)               *
Nana Mensah...............................................      10,462(2)(4)               *
Andrew J. Schindler.......................................     417,225(2)(3)               *
Joseph P. Viviano.........................................      15,462(2)(4)               *
Thomas C. Wajnert.........................................      20,462(2)(4)               *
All directors and executive officers as a group (18
  persons)................................................   1,191,680(2)(3)(4)          1.2%

-------------------------

  * Less than one percent.

(1) For purposes of computing the percentage of outstanding shares held by each person named in the table, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares of RJR common stock not currently owned, but issuable upon exercise of stock options that are exercisable as of March 2, 2001 or become exercisable within 60 days thereafter, in the following amounts: (a) 10,462 shares for each of Ms. Ilitch, General Chain, and Messrs. Frazier, Medlin, Mensah, Viviano and Wajnert; (b) 10,561 for Ms. Bush; (c) 32,855 shares for Ms. Beasley; (d) 27,112 shares for Mr. Blixt; (e) 28,354 shares for Mr. Lapiejko; (f) 30,526 shares for Mr. Maguire; (g) 210,997 shares for Mr. Schindler; and (h) 504,696 shares for all directors and executive officers as a group.

(3) The number of shares beneficially owned includes shares of RJR common stock granted under RJR's 1999 LTIP which remain subject to certain restrictions as to continued employment and transfer as provided in the 1999 LTIP, in the following amounts: (a) 83,810 shares for Ms. Beasley; (b) 82,143 shares for Mr. Blixt; (c) 81,477 shares for Mr. Lapiejko; (d) 62,672 shares for Mr. Maguire; (e) 197,237 shares for Mr. Schindler; and (f) 646,865 shares for all directors and executive officers as a group.

(4) The number of shares of RJR common stock beneficially owned does not include the following deferred common stock units, which are RJR common stock equivalents received as equity incentives by the directors under the EIAP or credited to the directors under the Deferred Compensation Plan for Directors of RJR: (a) 3,137 units for each of Ms. Bush, Ms. Ilitch, General Chain and Messrs. Medlin, Mensah and Wajnert; (b) 2,069 units for Mr. Frazier; and (c) 5,792 units for Mr. Viviano.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     We have been notified by the persons in the following table that they are beneficial owners (as defined by the rules of the Securities and Exchange Commission) of more than five percent of our common stock as of December 31, 2000. According to the Schedule 13G/A filed by each owner with the SEC, these shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, change or influence of control over us and were not acquired in connection with or as a party to any transaction having such purpose or effect.

                                                                                     PERCENT OF
                                                               NUMBER OF SHARES      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   SHARES OWNED(4)
------------------------------------                          ------------------   ---------------
Capital Research and Management Company.....................      14,328,330(1)         14.1%
  333 South Hope Street
  Los Angeles, CA 90071
FMR Corp. ..................................................      14,632,290(2)         14.4%
  82 Devonshire Street
  Boston, MA 02109
Ross Financial Corporation..................................      14,827,503(3)         14.6%
  P. O. Box 31363-SMB
  Grand Cayman, Cayman Islands, B.W.I.

-------------------------

(1) Capital Research and Management Company, acting as investment advisor to various investment companies, held no voting power and sole dispositive power over all of these shares, and The Income Fund of America, Inc., an investment company advised by Capital Research and Management Company and beneficial owner of 5,200,000 of these shares, held sole voting power over 5,200,000 of these shares, based on their joint Schedule 13G/A filed with the SEC on February 9, 2001.

(2) FMR Corp., a parent holding company, and/or its subsidiaries, held sole voting power over 5,610 of these shares and sole dispositive power over all of these shares, based on its Schedule 13G/A filed with the SEC on February 14, 2001.

(3) Ross Financial Corporation held sole voting power and sole dispositive power over all of these shares, based on its Schedule 13G/A filed with the SEC on January 22, 2001.

(4) As of December 31, 2000, 101,264,826 shares of RJR common stock were outstanding (exclusive of 11,299,092 shares held in RJR's treasury).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of our common stock ("reporting persons") to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of RJR common stock with the SEC and the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NYSE.

     Based solely on our review of the copies of the forms that we have received, and on written representations from certain reporting persons that no additional forms were required, we believe that all of our reporting persons complied with these filing requirements for transactions which occurred during 2000.

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

SUMMARY

     The following pages describe the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers (as defined under SEC rules) of RJR at the end of the last completed fiscal year.

     The bonuses shown for 1998 represent amounts that the Compensation Committee of the board of directors of Nabisco Group Holdings Corp. (which we refer to in this proxy statement as "NGH") (which owned all of the stock of RJR prior to the spin-off distribution by NGH of all of the outstanding shares of RJR common stock to the stockholders of NGH on June 14, 1999 (which we refer to in this proxy statement as the "Spinoff")) and its entire board approved for each named executive officer based on the performance of RJR Tobacco for the applicable year. The bonuses shown for 2000 and 1999 represent amounts that the Compensation Committee of the Board of Directors of RJR and the entire RJR Board approved for each named executive officer based on the performance of RJR and its subsidiaries for 2000 and 1999.

     The long-term compensation shown in the Summary Compensation Table for periods prior to the Spinoff on June 14, 1999, was provided under NGH's 1990 Long-Term Incentive Plan (which we refer to in this proxy statement as the "NGH LTIP"). The long-term compensation shown in the Summary Compensation Table for periods after the Spinoff was provided under RJR's 1999 Long-Term Incentive Plan (which we refer to in this proxy statement as the "1999 LTIP"), which was modeled after the NGH LTIP. Both the NGH LTIP and the 1999 LTIP provide for various types of awards, such as stock options, restricted stock, performance cost awards and performance appreciation rights, as described below.

     This proxy statement also describes below the future compensation that the named executive officers may receive under RJR's retirement plans and, following termination of employment under various circumstances, under individual agreements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to the proxy rules adopted by the SEC designed to enhance disclosure of public companies' policies toward executive compensation, the Compensation Committee of RJR's Board of Directors submits the following report:

     This report is submitted to the stockholders by the Compensation Committee (the "Committee") of the Board of Directors and reflects the executive compensation policies and practices of RJR and its subsidiaries during 2000. The Committee is responsible for executive compensation and oversees the administration of RJR's executive compensation programs and plans. The Committee reports regularly to the Board of Directors, and the Board is periodically asked to approve or ratify Committee actions. During 2000, the Committee consisted of directors who were not employees of the Company or any of its subsidiaries, and who, therefore, were not eligible to participate in any of the Company's executive compensation programs or plans.

     Executive Compensation Principles and Policies

     In determining the amounts, composition and terms and conditions of the compensation for executive officers of RJR in 2000, the Committee was guided by two principles: (1) compensation opportunities must enable RJR to attract and retain individuals with the high caliber of talent and skills critical to RJR's success, and (2) a substantial portion of each executive officer's compensation must be tied to quantifiable measures of RJR's financial performance and/or stock price performance. These principles are reflected in the actions discussed below relating to salaries, annual incentives and long-term incentives.

     As noted in last year's report, the federal tax code limits the ability of publicly traded companies to secure an income tax deduction for compensation paid to highly compensated individuals. Although the Committee has taken, and intends to continue taking, actions to limit the impact of this law, the Committee believes that the tax deduction is only one of several considerations in setting compensation and that the tax deduction limitations should not be permitted to compromise RJR's ability to design and maintain executive compensation arrangements that will attract the executive talent required to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may occasionally result in some compensation that is not deductible for federal income tax purposes.

     Major Compensation Components

     The compensation program for executive officers is composed of base salary, annual and long-term performance-based incentive compensation and benefits. In determining appropriate compensation plans and levels, the Committee relies on outside consultants who report directly to the Committee to provide survey and other data regarding compensation practices of companies that are representative of the size and type of company with which RJR competes in the marketplace for executive talent. This is generally a broader and more diverse group of companies, with which RJR competes for executive talent, than used for the peer company index in the Performance Graph mandated by the Securities and Exchange Commission, which appears on page 23 of this proxy statement. The base salary and targeted incentive compensation levels of comparitor companies are among several factors the Committee uses in determining appropriate base salary and targeted incentive compensation levels of executive officers of RJR, as described below.

     Annual Compensation

     The annual compensation for each of the named executive officers is composed of salary and an annual targeted bonus opportunity. In general, executive officers' salaries are targeted to reflect the median of competitive practices, as reflected in survey data used by the Committee for comparison purposes. Annual compensation levels (salaries plus an annual target bonus opportunity) are generally set between the 50th and 75th percentile of the compensation practices of comparitor companies. A senior executive will receive an increase in salary and/or annual target bonus opportunity only when performance warrants or the Committee determines that either a change in the individual's responsibilities or market conditions warrant such an action. Of the named executive officers, only Mr. Lapiejko received a salary increase during 2000.

     The bonus amounts shown in the summary compensation table for the top five highest paid executives were based entirely on ratings of RJR's financial and market share performance during 2000. The measure of financial performance was net income. For 2000, the annual bonus program provided a maximum bonus opportunity of 150 percent of the target bonus opportunity.

     Long-term Compensation

     The Committee utilizes a mix of various forms of stock-based and multi-year incentive opportunities to motivate executives to maintain a longer-term perspective.

     In 2000, long-term grants were made in the form of restricted stock and performance units. The initial dollar value of each recipient's total grant, which was competitively determined, was split into two parts. Fifty percent of the initial grant value was converted into restricted shares of the Company's common stock after the value of dividends projected to be paid over three years was subtracted. The other 50 percent of the total initial grant value was converted into performance units, with each performance unit having a stated value of $1.00. The restriction period for the shares of restricted stock is three years, and the performance period for the performance units is three years. Both awards vest after three years if the Company pays to its stockholders a dividend of at least $0.775 per share per quarter for each of the 12 quarters of the restriction/performance period (the "threshold performance requirement"), unless the Board of Directors approves vesting of all or part of the grant when a lower dividend is paid for one or more quarters during the restriction/performance period. Otherwise, the grants do not vest and are forfeited. At the end of the restriction/performance period, if the threshold performance requirement is met, the original number of shares of restricted stock and performance units will be multiplied by the average of the total weighted annual bonus program scores for the financial and market share components of the annual bonus opportunity for each year of the three-year restriction/performance period to determine the final award levels. (See footnote 4 to the Summary Compensation Table on pages 15 to 16 of this proxy statement and the Long-Term Incentive Plans -- Awards in Last Fiscal Year Table on page 18 of this proxy statement for a more detailed description of the restricted stock and performance units referred to here.)

     Chief Executive Officer's Compensation

     Mr. Schindler's compensation for 2000 was based on his performance and the Company's financial and market share performance.

     During 2000, Mr. Schindler's salary was $900,000. At year-end, the Committee approved a bonus of $1,250,000 for him for the year based solely on performance ratings for the Company's financial and market share performance.

     Under the long-term compensation structure described above, Mr. Schindler was awarded a 2000 grant that had an initial grant value of $3,600,000. This initial grant value was converted to 68,441 shares of restricted stock (based on a $17 per share closing market price on the February 2, 2000 grant date and projected dividends based on $0.775 per share per quarter for each of 2000, 2001 and 2002) and 1,800,000 performance units.

     On June 15, 1999, Mr. Schindler was granted a special retention bonus of $3,600,000 under a cash retention program established in 1998. This special retention grant will vest 50 percent at the end of three years, 25 percent after four years and 25 percent after five years. The first 50 percent payment to be paid after three years was funded on June 15, 1999, in a special trust established for the purpose of holding retention bonus funds until they become payable. The 25 percent payment to be paid at the end of the fourth year was funded through the trust on June 15, 2000. The 25 percent payment to be paid at the end of the fifth year is to be funded through the trust on June 15, 2001. According to the provisions of the program and the trust, unpaid payments may partially vest if Mr. Schindler is involuntarily terminated under certain circumstances.

     Summary

     The Committee believes that the executive compensation program must continually provide compensation potential of such significance that individuals of exceptional talent and skills are motivated to join and remain with RJR and to perform in an exceptional manner. By ensuring that such persons are managing RJR's operations, the long-term interests of stockholders will be best served. The actions taken by the Committee during 2000 were consistent with this focus and the principles outlined above.

                                          Respectfully submitted,

                                          John T. Chain, Jr. (Chair)
                                          John G. Medlin, Jr.
                                          Nana Mensah
                                          Joseph P. Viviano

SUMMARY COMPENSATION TABLE

     The following table shows the annual and long-term compensation paid or accrued by RJR and its subsidiaries to our Chief Executive Officer and our other four most highly compensated executive officers for the years ending December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                       ------------------------------------   ------------------------------------
                                                                                           SECURITIES
                                       AGGREGATE                              RESTRICTED   UNDERLYING    LONG-TERM       ALL
                                         BASE                  OTHER ANNUAL     STOCK        OPTIONS     INCENTIVE      OTHER
                                        SALARY       BONUS     COMPENSATION     AWARDS       AWARDED      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      ($)       ($)(1)        ($)(2)        ($)(3)         (#)          ($)         ($)(7)
---------------------------     ----   ---------   ---------   ------------   ----------   -----------   ---------   ------------
Andrew J. Schindler...........  2000    900,000    1,250,000      77,365      1,163,497(4)        --      803,239       63,971
  Chairman of the Board,        1999    775,000    1,146,600      74,697      2,757,188(5)   340,000(5)   684,733       36,390
  President and Chief           1998    616,667      438,000      72,376      1,192,188(6)        --           --       33,241
  Executive Officer
Charles A. Blixt..............  2000    475,000      495,000      62,315        523,566(4)        --      335,557       26,609
  Executive Vice President,     1999    409,152      443,000      60,193      1,135,313(5)   140,000(5)   211,131       18,035
  General Counsel and           1998    320,000      292,000      58,478        340,625(6)        --      255,000       14,610
  Assistant Secretary
Lynn J. Beasley...............  2000    475,000      495,000      62,426        523,566(4)        --      344,833       28,384
  Executive Vice President --   1999    405,758      443,000      62,610      1,135,313(5)   140,000(5)   221,171       17,753
  Marketing, RJR Tobacco        1998    310,000      263,500      57,812        510,938(6)        --      156,000       13,260
Kenneth J. Lapiejko...........  2000    391,667      417,000      63,644        523,566(4)        --      210,291       21,733
  Executive Vice President      1999    322,902      305,000      58,797      1,135,313(5)   140,000(5)   184,362       14,397
  and Chief Financial Officer   1998    285,000      157,000      53,041        272,500(6)        --      255,000       12,450
James V. Maguire..............  2000    325,000      293,000      55,871        290,870(4)        --      245,361       54,519
  Executive Vice President --   1999    306,015      263,000      53,684      1,135,313(5)   140,000(5)   197,747       13,310
  Sales, RJR Tobacco            1998    270,833      151,000      48,949        340,625(6)        --      278,421       12,665

-------------------------

(1) Except as noted below, the bonus amounts shown for all of the named executive officers reflect annual cash bonus payments that were based on the performance of RJR and its subsidiaries during 2000 and 1999 and on the performance of RJR Tobacco during 1998. The 1998 bonus amount shown for Mr. Blixt includes a $100,000 special bonus, and the 1998 bonus shown for Ms. Beasley includes a $77,500 special bonus.

(2) The amounts shown in the table include amounts attributed to the named executive officers' participation in the executive perquisite program of RJR and its subsidiaries, which provided them with supplemental insurance, a leased automobile and an annual allowance in the following amounts during 2000: Mr. Schindler -- $54,750; Mr. Blixt -- $47,500; Ms.
    Beasley -- $47,500; Mr. Lapiejko -- $47,500 and Mr. Maguire -- $40,000.

(3) The December 31, 2000 values of restricted shares of RJR common stock held by each of the named executive officers are as follows: Mr. Schindler (165,108 shares with a value of $8,049,015), Mr. Blixt (69,131 shares with a value of $3,370,136), Ms. Beasley (70,798 shares with a value of $3,451,403), Mr. Lapiejko (68,465 shares with a value of $3,337,669) and Mr. Maguire (55,443 shares with a value of $2,702,846). Dividends are paid on the restricted shares of RJR common stock to the same extent as for unrestricted shares.

(4) These restricted shares of RJR common stock were awarded under the 1999 LTIP, and are scheduled to vest on the later of February 2, 2003, or the date the RJR Annual Incentive Award Plan (which we refer to in this proxy statement as the "AIAP") score for 2002 is determined. For these restricted shares to vest, RJR must pay to its stockholders a dividend per share of RJR common stock of at least $0.775 per quarter for each of the 12 quarters from January 1, 2000 through December 31, 2002, unless the Board of Directors specifically approves the vesting of the grant when a lower dividend is paid to stockholders for one or more quarters during the performance period (referred to in the restricted stock agreement as the "threshold performance requirement"). On the vesting date, if the threshold performance requirement has been met, the original number of restricted shares will be multiplied by the average of the total weighted AIAP percentage scores for the financial and market share components of the AIAP for each of 2000, 2001 and 2002, resulting in a revised number of shares. If the revised number is greater than the original number of restricted shares, all of the restricted shares will vest and RJR will issue an additional number of unrestricted shares of RJR common stock to the named executive officer equal to the difference between the revised number and the original number. If the revised number is less than the original number, the named executive officer will forfeit the number of shares equal to the difference between the original number of restricted shares and the revised number, and the remaining restricted shares will vest.

    These restricted shares will vest pro rata upon the named executive officer's termination of employment without cause (as such term is defined in the restricted stock agreement), and all of these restricted shares will be fully vested upon the named executive officer's death, permanent disability or retirement (subject to approval by the Chief Executive Officer) or a change of control of RJR (as such term is defined in the restricted stock agreement). Upon the named executive officer's voluntary termination of employment or termination of employment for cause, the named executive officer will forfeit all of his or her awarded shares of RJR common stock still subject to the restrictions.

(5) These grants are part of the grants of restricted shares of RJR common stock made in tandem with grants of RJR stock options approved by the RJR Board of Directors effective June 15, 1999, the first day of regular way trading after the Spinoff. Each share of restricted stock has four tandem stock options with an exercise price of $32.4375 (the stock price on the date of grant) and an expiration date of June 15, 2009. These tandem awards vest 50 percent at the end of three years, 25 percent after four years and 25 percent after five years. On each vesting date, each of the named executive officers will receive the vesting shares of RJR common stock unless he or she has previously elected to forfeit such shares and receive the options granted in tandem with the vesting shares. The named executive officer forfeits the award not selected.

    The awards made to the named executive officers are as follows:

                                                                     TANDEM GRANTS
                                                              ---------------------------
NAME                                                          RESTRICTED SHARES   OPTIONS
----                                                          -----------------   -------
Mr. Schindler...............................................       85,000         340,000
Mr. Blixt...................................................       35,000         140,000
Ms. Beasley.................................................       35,000         140,000
Mr. Lapiejko................................................       35,000         140,000
Mr. Maguire.................................................       35,000         140,000

    If Mr. Schindler is involuntarily terminated without cause, his tandem grants will vest 50 percent if the termination is within the first three years and 100 percent upon a later termination. The grants made to the other named executive officers will vest pro rata upon a termination without cause. All grants will be fully vested upon a named executive officer's death, permanent disability, retirement (subject to approval by the Chief Executive Officer) or termination without cause following a change of control.

(6) The named executive officers were granted the following number of restricted shares of NGH common stock on February 6, 1998: Mr. Schindler -- 35,000 shares; Mr. Blixt -- 10,000 shares; Ms. Beasley -- 15,000 shares; Mr. Lapiejko -- 8,000 shares and Mr. Maguire -- 10,000 shares. In connection with the Spinoff, holders of restricted shares of NGH common stock received a distribution of one-third of a share of restricted RJR common stock for every restricted share of NGH common stock held by them. The restricted shares of NGH common stock, originally scheduled to vest five years from the date of grant, were cashed out at $30 per share, the same price all other holders of NGH common stock received, pursuant to the terms of the acquisition of NGH by RJR on December 11, 2000. The related shares of RJR common stock received as a result of the Spinoff remain scheduled to vest five years from the date of grant, which is February 6, 2003. The grants will vest pro rata upon a named executive officer's termination without cause. All grants will be fully vested upon a named executive officer's death, permanent disability, retirement (subject to approval by the Chief Executive Officer) or termination without cause following a change of control.

(7) The amounts shown in the table reflect a retention bonus of $36,000 paid to Mr. Maguire under the Special Incentive Plan (Retention) instituted for selected RJR Tobacco sales department employees and the following RJR contributions made on behalf of the named executive officers under RJR's qualified and non-qualified defined contribution plans during 2000:

                                              RJR MATCHING CONTRIBUTION      RJR CONTRIBUTION
NAME                                             (QUALIFIED PLAN)($)      (NON-QUALIFIED PLAN)($)
----                                          -------------------------   -----------------------
Mr. Schindler...............................           $4,400                     $59,571
Mr. Blixt...................................            4,800                      23,809
Ms. Beasley.................................            4,800                      23,584
Mr. Lapiejko................................            4,800                      16,933
Mr. Maguire.................................            4,400                      14,119

LONG-TERM INCENTIVE COMPENSATION

     RJR maintains the 1999 LTIP, and NGH maintained the NGH LTIP, to provide executives with long-term performance-based incentive compensation. Prior to the Spinoff, NGH issued stock options, restricted stock and other performance-based awards under the NGH LTIP to the named executive officers and to other key employees. Similarly, after the Spinoff, RJR issued stock options, restricted stock and other performance-based awards under the 1999 LTIP to the named executive officers and to other key employees.

     The following table provides information relating to the exercise of employee stock options by the named executive officers during fiscal year 2000 and the number and value of shares of RJR common stock and NGH common stock subject to stock options held by the named executive officers as of December 31, 2000. In connection with the Spinoff, options held by employees of RJR and its subsidiaries were equitably adjusted into options covering NGH shares and options covering RJR shares in a manner intended to preserve the aggregate benefits under the original options. All outstanding NGH stock options were cashed out pursuant to the terms of the acquisition of NGH by RJR on December 11, 2000.

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                 OPTIONS/SARS AT FISCAL        THE-MONEY OPTIONS/SARS
                                                                     YEAR-END (#)(1)          AT FISCAL YEAR-END ($)(2)
                              SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                    TYPE  ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    ----  ---------------   ------------   -----------   -------------   -----------   -------------
Andrew J. Schindler...  RJR       (3)                   --       190,300        360,697       3,600,117      5,857,620
                        NGH       317,411        5,455,771           -0-            -0-         (4)            (4)
Charles A. Blixt......  RJR       (3)                   --        27,112        140,000         528,147      2,283,750
                        NGH        40,784          724,634           -0-            -0-         (4)            (4)
Lynn J. Beasley.......  RJR       (3)                   --        32,855        140,000         686,653      2,283,750
                        NGH        49,425          903,962           -0-            -0-         (4)            (4)
Kenneth J. Lapiejko...  RJR       (3)                   --        28,354        140,000         563,030      2,283,750
                        NGH        42,653          761,676           -0-            -0-         (4)            (4)
James V. Maguire......  RJR       (3)                   --        30,526        140,000         601,553      2,283,750
                        NGH        45,922          819,110           -0-            -0-         (4)            (4)

-------------------------

(1) The unexercisable RJR stock options include the grants of RJR stock options made in tandem with the grants of restricted shares of RJR common stock made effective June 15, 1999, and described in footnote (5) to the Summary Compensation Table.

(2) The dollar values of the RJR stock options are calculated by determining the difference between the fair market value of the shares of RJR common stock underlying the options and the exercise price of such options at December 31, 2000.

(3) Named executive officer did not exercise any RJR stock options during 2000.

(4) Named executive officer no longer holds any NGH stock options as a result of the cash-out of all NGH stock options pursuant to the terms of the acquisition of NGH by RJR on December 11, 2000.

     The regular annual 2000 long-term incentive grants for all of the named executive officers were made in the form of restricted shares of RJR common stock, as described in footnote (4) to the Summary Compensation Table, and performance units, the value of which is based on the financial and market share performance of RJR and its subsidiaries over a three-year period. The following table identifies the performance units that were granted to the named executive officers on February 2, 2000, and the threshold, target and maximum values of the performance units upon their maturation in 2004.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                           PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                                             NUMBER OF       OR OTHER      NON-STOCK PRICE-BASED PLANS(1)
                                           SHARES, UNITS   PERIOD UNTIL   ---------------------------------
                                             OR OTHER       MATURATION    THRESHOLD    TARGET      MAXIMUM
NAME                                        RIGHTS (#)      OR PAYOUT        ($)         ($)         ($)
----                                       -------------   ------------   ---------   ---------   ---------
Andrew J. Schindler......................    1,800,000       12/31/02        -0-      1,800,000   2,700,000
Charles A. Blixt.........................      810,000       12/31/02        -0-        810,000   1,215,000
Lynn J. Beasley..........................      810,000       12/31/02        -0-        810,000   1,215,000
Kenneth J. Lapiejko......................      810,000       12/31/02        -0-        810,000   1,215,000
James V. Maguire.........................      450,000       12/31/02        -0-        450,000     675,000

-------------------------

(1) The performance units have a three-year performance period, consisting of RJR's fiscal years 2000, 2001 and 2002. At the end of the performance period, the performance units will be valued and paid, if they vest, or cancelled, if they do not vest. For the performance units to vest, RJR must pay to its stockholders a dividend per share of RJR common stock of at least $0.775 per quarter for each of the 12 quarters from January 1, 2000 through December 31, 2002, unless the Board of Directors specifically approves the vesting of the performance units when a lower dividend is paid to stockholders for one or more quarters during the performance period (referred to in the performance units agreement as the "threshold performance requirement"). At the end of the vesting period, if the threshold performance requirement has been met, the value of each performance unit will be multiplied by the average of the total weighted RJR Annual Incentive Award Plan percentage scores for the financial and market share components of the AIAP for each of 2000, 2001 and 2002. Payment of performance units will be made only in cash.

    In the event of a named executive officer's death, permanent disability, retirement or termination of employment without cause (as such term is defined in the performance units agreement) or a change of control of RJR (as such term is defined in the performance units agreement) prior to December 31, 2002, the number of performance units which will vest, if not previously cancelled due to RJR's failure to meet the threshold performance requirement, will be equal to the product of (a) the original number of performance units granted to the named executive officer, and (b) a fraction, the numerator of which will be the number of whole or partial months between January 1, 2000 and the date of the named executive officer's termination of employment, and the denominator of which will be 36. Except in the event of a change of control of RJR, the value of a performance unit will equal $1. In the event of a change of control of RJR, the value of each performance unit will be equal to the greater of (i) $1, or (ii) $1 multiplied by the average of the total weighted AIAP percentage scores for the financial and market share components of the AIAP for each of the years 2000, 2001 and 2002 completed prior to the change of control. Upon a named executive officer's voluntary termination of employment or termination of employment for cause prior to December 31, 2002, all of his or her performance units will be cancelled.

RETIREMENT PLANS

     The named executive officers participate in noncontributory defined benefit retirement plans maintained by RJR. Mr. Schindler also participates in a Supplemental Executive Retirement Plan, which we refer to in this proxy statement as the "SERP." Benefits under the SERP are payable only after a participant's retirement at a specified retirement age or earlier retirement or termination in various circumstances.

     The following table shows the estimated annual benefits payable to Mr. Schindler upon retirement under the SERP, as described in the preceding paragraph. The retirement benefits shown are computed before being offset for Social Security and are based upon retirement at age 60 and the payment of a single-life annuity to Mr. Schindler.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                              YEARS OF SERVICE(1)
AVERAGE FINAL COMPENSATION(1)                                     20 OR MORE
-----------------------------                                 -------------------
$1,700,000..................................................      $  850,000
 1,800,000..................................................         900,000
 1,900,000..................................................         950,000
 2,000,000..................................................       1,000,000
 2,100,000..................................................       1,050,000
 2,200,000..................................................       1,100,000

-------------------------

(1) For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of the annualized sum of base salary, bonus in the year earned and pre-tax contributions to plans maintained under Sections 401(k) and 125 of the Internal Revenue Code, and is determined by considering the 36 consecutive months that yield the highest average compensation during the participant's last 60 months of service. Mr. Schindler's Average Final Compensation as of December 31, 2000 was $1,764,953, and he is expected to have more than 20 years of credited service at age 60.

     We have determined the retirement benefits for Mr. Blixt and Ms. Beasley by the formula under a noncontributory defined benefit plan maintained by RJR that has no Social Security offset. The following table shows the estimated annual single life annuity payable at age 65 under the plan.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                                   YEARS OF SERVICE(1)
                                                           ------------------------------------
AVERAGE FINAL COMPENSATION (1)                                30          35        40 OR MORE
------------------------------                             --------    --------    ------------
$  500,000...............................................  $190,538    $204,131      $215,005
   600,000...............................................   229,141     245,453       258,502
   700,000...............................................   267,745     286,775       301,999
   800,000...............................................   306,349     328,098       345,496
   900,000...............................................   344,953     369,420       388,994
 1,000,000...............................................   383,556     410,742       432,491

-------------------------

(1) For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of the annualized sum of base salary, bonus in the year earned and pre-tax contributions to plans maintained under Sections 401(k) and 125 of the Internal Revenue Code, and is determined by considering the 36 consecutive months that yield the highest average compensation during the participant's last 60 months of service. Average Final Compensation as of December 31, 2000 was $802,041 for Mr. Blixt and $792,698 for Ms. Beasley. Estimated years of credited service, rounded to the nearest year, at age 65 is 32 years for Mr. Blixt and 40 years for Ms. Beasley.

     We have determined the retirement benefits for Messrs. Lapiejko and Maguire by the formula under a noncontributory defined benefit plan maintained by RJR that is subject to a Social Security offset. The following table shows the estimated annual single life annuity payable at age 65 under the plan.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                                    YEARS OF SERVICE(1)
                                                             ----------------------------------
AVERAGE FINAL COMPENSATION(1)                                   30          35       40 OR MORE
-----------------------------                                --------    --------    ----------
$400,000...................................................  $205,853    $240,162     $274,470
 500,000...................................................   258,353     301,412      344,470
 600,000...................................................   310,853     362,662      414,470
 700,000...................................................   363,353     423,912      484,470

-------------------------

(1) For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of the annualized sum of base salary, bonus in the year earned and pre-tax contributions to plans maintained under Sections 401(k) and 125 of the Internal Revenue Code, and is determined by considering the 60 consecutive months that yield the highest average compensation during the participant's last 120 months of service. Average Final Compensation as of December 31, 2000 was $535,970 for Mr. Lapiejko and $484,356 for Mr. Maguire. Estimated years of credited service, rounded to the nearest year, at age 65 is 36 years for Mr. Lapiejko and 40 years for Mr. Maguire.

FUNDING OF RETIREMENT BENEFITS

     In the summer of 2000, RJR offered to its current and retired employees who had earned non-qualified pension benefits a one-time opportunity to elect to have at least 75 percent of their total earned qualified and non-qualified pension benefits funded over a three-year period. Under this program, eligible participants could elect to continue to have all of their non-qualified pension benefit payments made in the form(s) and at the time(s) specified under the current non-qualified pension plan provisions. Alternatively, eligible participants could elect to have a specified portion of their non-qualified pension benefits funded, which for electing active employees will result in their non-qualified pension benefits being paid at an earlier time than required under current non-qualified pension plan provisions. Under this program, participants who are active employees will receive such benefits out of funds already set aside in a retention trust established on May 13, 1998. Participants who are already retirees will receive such benefits directly from RJR. The remaining 25 percent of each participant's total earned pension benefits not funded under this program will continue to be paid in the form(s) and at the time(s) specified under the current non-qualified pension plan provisions.

     With respect to participants who are active employees and have elected the alternative funded payment option, RJR calculated their funding levels based on the qualified and non-qualified pension benefits they had earned as of January 31, 2000. For those participants whose total earned pension benefits funding level was less than 50 percent at that time, an amount (payable in 2003) was designated in the trust to increase their funding level to 50 percent. For those participants whose total earned pension benefits funding level was less than 65 percent as of January 31, 2001, an additional amount (payable in 2004) will be designated in the trust to increase their funding level to 65 percent. Finally, for those participants whose total earned pension benefits funding level is less than 75 percent as of January 31, 2002, an additional amount (payable in 2005) will be designated in the trust to increase their funding level to 75 percent. The designated amounts for 2000 have been, and the designated amounts for 2001 and 2002 will be, targeted to be comparable on an after-tax basis to each participant's earned non-qualified pension benefits funded at that time.

     In the event a participant who was an active employee at the time of his or her election to participate in the funding program voluntarily terminates his or her employment (including retirement), the participant will forfeit any right to any further payments from the trust, and such payments will be paid directly by RJR. If a participant's employment is terminated because of his or her death or permanent disability, the participant (or his or her estate) will receive all of his or her remaining designated payments from the trust as soon as practicable thereafter. If a participant's employment is involuntarily terminated, the participant may be entitled to receive a pro rata portion of his or her remaining payments from the trust, and the remainder of such payments will be paid directly by RJR. However, if the termination without cause occurs following a change of control of RJR (as such term is defined in the trust document), the participant will receive all of his or her remaining payments from the trust. Any earned non-qualified pension benefits not provided from the trust will continue to be paid in the form(s) and at the time(s) specified under current non-qualified pension plan provisions.

AGREEMENTS WITH EXECUTIVE OFFICERS

     In October 1988, RJR entered into an agreement with Mr. Schindler, which was amended in December 1988 and June 1999 and supplemented in December 1995, providing (as amended and supplemented) that if Mr. Schindler's employment is terminated other than for "cause" or, within 24 months following a "change of control," for "good reason," he will be entitled to an amount equal to three times his annual salary and target bonus, payable over three years. In addition, he is entitled to receive retirement credits, welfare benefits and other perquisites for the same three-year period. Mr. Schindler also participates in the SERP.

     "Cause" includes, generally, criminal conduct, deliberate refusal to perform employment duties or deliberate misconduct materially damaging to RJR. A "change of control" includes specified acquisitions of 30 percent or more of the combined voting power of RJR securities, various changes in the composition of the RJR Board of Directors, selected mergers or consolidations of RJR or the disposition of substantially all of the assets of RJR. "Good reason" includes a material reduction in duties, reduction in pay, grade or bonus opportunity, reduction in compensation programs or benefits, relocation or material breach of the arrangement by RJR.

     If a "parachute" excise tax would be imposed on any payments to Mr. Schindler, Mr. Schindler also would be entitled to tax reimbursement payments. In addition, upon a change of control, restrictions on restricted stock held by Mr. Schindler will lapse and all his outstanding stock options under the 1999 LTIP will vest and be cashed out at an amount equal to the difference between the option price and the market price. In addition, upon termination of employment following a change of control, Mr. Schindler's annual incentive awards and performance units would vest pro rata and be paid in a lump sum, and his performance appreciation rights would vest and be paid in a lump sum.

     RJR has entered into severance agreements with its other executive officers, including Ms. Beasley and Messrs. Blixt, Lapiejko and Maguire, which, in each case, provide that if the executive's employment is involuntarily terminated other than for "cause" or if the executive terminates his or her employment for "good reason," he or she will receive two years base salary plus bonus, payable over three years, benefit continuation for three years, and if in effect, coverage under the executive perquisite plan for three years. "Cause" includes criminal dishonesty, deliberate misconduct, and deliberate and continual refusal to perform employment duties or to act in accordance with instructions of the RJR Board of Directors. "Good reason" includes a substantial reduction in the executive's responsibilities, a more than 20 percent reduction in the executive's salary and annual bonus opportunity and relocation. Compensation continuance is based on the highest annual rate of salary in effect during the 12 months immediately before termination and the current target incentive award opportunity for the calendar year in which employment terminates.

     RJR also has entered into change of control agreements with its other executive officers, including Ms. Beasley and Messrs. Blixt, Lapiejko and Maguire. These agreements provide that, if there is a change of control of RJR, the executive is entitled to tax reimbursement payments if a "parachute" excise tax is imposed, reimbursement payments for legal and accounting fees as a result of termination, and severance as if termination were by RJR without cause or by the executive with "good reason." Following a change of control, "good reason" includes a material reduction in the executive's duties, position and reporting relationship, a reduction in pay grade or bonus opportunity, RJR's failure to continue in effect any compensation plan in which the executive participated at the time of the change of control, any action by RJR which directly or indirectly materially reduces benefits under its retirement or savings plan or fringe benefits, termination without written notice by RJR and relocation.

     On May 13, 1998, RJR established an irrevocable trust and funded a Retention Incentive Program for certain executive officers of RJR and its subsidiaries, including the named executive officers. Under this Program, the named executive officers will be paid the following amounts on May 14, 2001 if they remain employed by RJR or one of its subsidiaries on the payment date:

NAME                                   RETENTION PAYMENT
----                                   -----------------
Mr. Schindler........................     $2,521,000
Mr. Blixt............................      1,215,000
Ms. Beasley..........................      1,177,000
Mr. Lapiejko.........................      1,048,000
Mr. Maguire..........................      1,011,500

     These payments were fully funded in the trust created above on May 13, 1998.

     According to the terms of the Program and related trust, the following rules apply if a named executive officer's employment terminates prior to May 14, 2001:

     - If a named executive officer voluntarily terminates employment (including retirement) or if his or her employment is terminated for "cause" (as defined in the named executive officer's employment or severance agreement), then he or she will forfeit any right to payment under the Program.

     - If a named executive officer's employment is terminated because of his or her death or permanent disability, he or she (or their estate) will receive the entire payment as soon as practicable thereafter.

     - If a named executive officer's employment is involuntarily terminated by RJR or one of its subsidiaries without "cause," he or she will receive a pro rata payment as soon as practicable thereafter based on his or her period of employment during the three-year period. However, if his or her termination without cause occurs following a change of control (as defined in the 1999 LTIP), he or she will receive the entire payment.

     In connection with the Spinoff, effective June 15, 1999, Mr. Schindler was granted an additional special retention award of $3,600,000 under the Retention Incentive Program as described in the Compensation Committee report on page 14 of this proxy statement. Mr. Schindler's special retention grant will vest 50 percent at the end of three years, 25 percent after four years and 25 percent after five years. The first 50 percent payment to be paid after three years was funded through the trust described above on June 15, 1999, and the 25 percent payment to be paid at the end of the fourth year was funded through the trust on June 15, 2000. The 25 percent payment to be paid at the end of the fifth year is to be funded through the trust on June 15, 2001.

     According to the terms of the Program and related trust, the following rules apply if Mr. Schindler's employment terminates prior to June 15, 2001:

     - If Mr. Schindler voluntarily terminates employment (including retirement) or if his employment is terminated for "cause" (as defined in his employment agreement), he will forfeit all rights to any unpaid payments.

     - If Mr. Schindler's employment is terminated because of his death or permanent disability, he (or his estate) will receive the entire amount of any unpaid payments.

     - If Mr. Schindler's employment is involuntarily terminated without "cause" before June 15, 2002, he will be paid $1,800,000, and if his employment is involuntarily terminated without "cause" on or after June 15, 2002, but before June 15, 2004, he will be paid $3,600,000 less the amount of any payments that he previously received from the trust.

     - If Mr. Schindler's employment is involuntarily terminated following a change of control (as defined in the 1999 LTIP), he will be paid $3,600,000 less the amount of any payments that he previously received from the trust.

PERFORMANCE GRAPH

     The following graph shows changes over the period from June 15, 1999, the first day of regular way trading after the Spinoff, through December 31, 2000, in the value of $100 invested in (1) RJR common stock; (2) the Standard & Poor's 500 Index; and (3) the Standard & Poor's Tobacco Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    FROM JUNE 15, 1999 TO DECEMBER 31, 2000*
                   AMONG RJR COMMON STOCK, S&P 500 INDEX AND
                               S&P TOBACCO INDEX

                                                           RJR                    S&P 500 INDEX             S&P TOBACCO INDEX
                                                           ---                    -------------             -----------------
6/15/99                                                     100                         100                         100
12/31/99                                                  57.94                      113.68                       63.87
12/31/00                                                 152.49                      103.33                      126.23

-------------------------

* Assumes that $100 was invested on June 15, 1999 in RJR common stock or on May 31, 1999 in each index, and that all dividends on RJR common stock and on each stock included in each index were reinvested.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     The Packaging Division of RJR Tobacco provides packaging services to Hershey Foods Corporation, which paid approximately $1.1 million to RJR Tobacco for these services in 2000. Mr. Viviano is a retired Vice Chairman of Hershey Foods Corporation.

         ITEM 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

AUDIT COMMITTEE REPORT

     Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of RJR's Board of Directors submits the following report:

     The Board of Directors of RJR adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and
(3) of the New York Stock Exchange's listing standards.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with management and has discussed with the independent auditors the matters required to be discussed by SAS No. 61, "Codification of Statements on Auditing Standards, Communication with Audit Committees."

     The Audit Committee has received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors the auditors' independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence.

     Based on review and discussions of the audited financial statements for fiscal year 2000 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Thomas C. Wajnert (Chair)
                                          Mary K. Bush
                                          A.D. Frazier
                                          Denise Ilitch

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2000, were $1,885,380.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed for information technology services rendered by KPMG LLP during the year ended December 31, 2000, were $0.

ALL OTHER FEES

     The aggregate fees billed for all non-audit services, exclusive of the fees disclosed above relating to information technology services but including fees for tax-related services, rendered by KPMG LLP during the year ended December 31, 2000, were $822,559.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     We have appointed KPMG LLP, independent public accountants, to audit the financial statements of RJR for the fiscal year ending December 31, 2001. We are submitting this selection to you for your ratification. KPMG audited RJR's financial statements for the year ended December 31, 2000. Representatives of KPMG are expected to be present at the annual meeting to make a statement, if they desire, and to answer your questions.

     If the stockholders do not ratify the appointment of KPMG, the Board of Directors will reconsider its appointment.

     YOUR BOARD OF DIRECTORS CONSIDERS KPMG LLP TO BE WELL QUALIFIED AND RECOMMENDS A VOTE FOR RATIFICATION OF KPMG'S APPOINTMENT AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

                             STOCKHOLDER PROPOSALS

     One of our stockholders has submitted the proposal described under Item 3. We will furnish the name, address and claimed share ownership position of the proponent of this proposal promptly upon written or oral request directed to the Secretary of RJR. The following proposal has been carefully considered by our Board of Directors, which has concluded that its adoption would not be in the best interests of RJR or its stockholders. For the reasons stated after the proposal and its supporting statement, your Board of Directors recommends a vote AGAINST this proposal.

     Proposals of stockholders intended to be included in RJR's 2002 annual meeting proxy statement and form of proxy must be received by the Secretary of RJR no later than November 15, 2001 at our principal executive offices: R.J. Reynolds Tobacco Holdings, Inc., P. O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866. Other stockholder proposals intended to be presented at our 2002 annual meeting of stockholders, but not submitted for inclusion in our 2002 annual meeting proxy statement, must be received in writing at the same address, together with other required information described in our By-Laws, between November 25, 2001 and December 26, 2001. Stockholder proposals not notified to us by December 26, 2001 will be considered untimely and, if presented at the 2002 annual meeting of stockholders, management proxies may exercise their discretionary voting authority with respect to these proposals.

     Board nominations are subject to other requirements described on page 8 of this proxy statement under the heading "Corporate Governance and Nominating Committee."

            ITEM 3:   STOCKHOLDER PROPOSAL ON DIRECTOR COMPENSATION

     A stockholder has submitted the following proposal, which will be voted upon at our annual meeting if presented by its proponent:

     "The shareholders of R. J. Reynolds Tobacco request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

     "Beginning on the 2001 R. J. Reynolds fiscal year all members of the Board of Director's total compensation will be solely in shares of R. J. Reynolds Tobacco common stock each year. A significant portion of these shares shall be held and not sold until their terms as a director is up. No other compensation of any kind will be paid."

     The proponent has submitted the following statement in support of this proposal:

     "The net proceeds (cash) from the purchase of Nabisco Holdings should be given to the shareholders as a special dividend.

     "We shareholders have suffered in the price of our shares. I say if nothing else, let the board of directors suffer too. Let's practice democracy and share the risks, pay them in stock."

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     RJR agrees that a substantial portion of its directors' compensation should be paid in equity-based awards to better ensure that the directors' interests are aligned with the interests of RJR's stockholders. However, we believe that equity-based awards should not be the sole form of the directors' compensation. Instead, it is our opinion that an equitable and competitive compensation package for directors combines equity-based compensation and cash compensation.

     Under its Charter and Responsibilities, the Corporate Governance and Nominating Committee of the Board of Directors is charged with reviewing annually the compensation of RJR's directors in relation to comparable companies and recommending any changes needed to maintain appropriate and competitive directors' compensation. In early 2000, the Committee engaged Towers Perrin, a compensation consulting firm, to assist in a review of the compensation of RJR's directors relative to the compensation of directors of comparable companies. Based on this review, the Committee proposed several adjustments to the directors' compensation, which were subsequently adopted by RJR's Board of Directors in April 2000. As a result of these adjustments, at the current value of RJR's common stock, RJR's directors' compensation currently is split approximately 60 percent in equity-based awards and 40 percent in cash. In early 2001, the Committee, again with the assistance of Towers Perrin, conducted another review of the compensation of RJR's directors relative to the compensation of directors of comparable companies, and confirmed that the compensation of RJR's directors remains appropriate and competitive with its peer group. Please refer to pages 8 to 9 of this proxy statement for a discussion of the compensation currently provided to RJR's outside directors.

     RJR's belief in the importance of equity-based compensation also is reflected in the Deferred Compensation Plan for Directors of RJR. Under our Deferred Compensation Plan, outside directors may defer payment of their cash compensation for services as Board or committee members in 25 percent increments to a cash account, a stock account or a combination of both. Amounts deferred to the stock account mirror the performance of, and receive dividend equivalents based on, RJR common stock. Accordingly, through the Deferred Compensation Plan, outside directors are provided the opportunity to increase their equity-based compensation if they so desire. Please refer to page 9 of the proxy statement for a discussion of the Deferred Compensation Plan.

     RJR does not believe that it is appropriate or desirable to require that your directors be compensated entirely in shares of RJR common stock, as this stockholder proposal would require. To attract and retain highly qualified individuals to serve as directors, RJR must retain the flexibility to adopt director compensation programs that are competitive both as to amount and to form and method of payment. Given the inflexibility that this stockholder proposal would impose on RJR's ability to design appropriate and competitive compensation programs for its directors, we believe that this proposal is contrary to the best interests of RJR and its stockholders.

     THEREFORE, YOUR BOARD OF DIRECTORS URGES YOU TO VOTE AGAINST THIS PROPOSAL.

                            ITEM 4:   OTHER MATTERS

     We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, the individuals named as proxies will vote on the matter in their best judgement.

                     COST AND METHOD OF PROXY SOLICITATION

     We are soliciting this proxy on behalf of your Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail, but our directors, officers and employees also may solicit by telephone, telecopy or in person. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for their solicitation services. We have retained MacKenzie Partners, Inc. for an estimated fee of $15,000, plus reasonable out-of-pocket expenses, to assist in the solicitation. We will reimburse brokers, brokerage houses and other institutions, nominees and fiduciaries, if they request, for their expenses in forwarding proxy materials to beneficial owners.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT (212) 929-5500 (COLLECT) OR (800) 322-2885 (TOLL FREE).

                                          By Order of the Board of Directors

                                          /s/ McDara P. Folan, III
                                          McDara P. Folan, III
                                          Secretary
Winston-Salem, North Carolina
March 15, 2001

                                                                      APPENDIX A

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

      CHARTER AND POWERS OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     On November 29, 2000, the Board of Directors of R.J. Reynolds Tobacco Holdings, Inc. adopted the following resolutions redefining the charter, powers and duties of its Audit Committee:

     RESOLVED, that the prior resolutions defining the duties of the Audit Committee of the Board of Directors are hereby superseded by the following resolutions:

     RESOLVED, that the charter and powers of the Audit Committee shall be:

(1) overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of R.J. Reynolds Tobacco Holdings, Inc. and its subsidiaries (for purposes of these resolutions, hereinafter collectively referred to as the "Company");

(2) overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

(3) overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy; and

(4) overseeing the independence and performance of the Company's independent accountants and internal audit department.

     FURTHER RESOLVED, that the Audit Committee shall have the following specific powers and duties:

(1) holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

(2)  creating an agenda for the ensuing year;

(3) reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

(4)  reviewing the performance of the internal audit department;

(5) conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter, reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable;

(6) reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

(7) reviewing the range and cost of audit and non-audit services performed by the independent accountants;

(8) reviewing the Company's audited annual financial statements with management and discussing with the independent accountants the matters required by SAS61 including the nature and extent of any significant changes in accounting principles or the application therein and the accountants' judgments about the quality, as well as the acceptability, of the Company's accounting principles and financial disclosures;

(9) being provided the opportunity to discuss with management, the General Auditor and the independent accountants, the quarterly earnings announcement prior to its release (if practicable), the Company's interim financial statements to be included in the Quarterly Report on Form 10-Q prior to its filing, and the results of the review of the interim financial statements by the independent accountants. The Chairman may represent the full Committee at such discussions;

(10) reviewing through discussions with management, independent accountants and internal auditors, the adequacy of the Company's system of internal controls;

(11) obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

(12) providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants, including meeting in executive sessions with the independent accountants and the General Auditor to discuss any matters that the Committee or the independent accountants or General Auditor believe should be discussed;

(13) reviewing the adequacy of internal controls and procedures related to executive travel and entertainment, including use of Company-owned aircraft;

(14) reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code;

(15) reviewing with appropriate Company personnel the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

(16) reviewing with appropriate Company personnel the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

(17) reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

(18) maintaining minutes or other records of meetings and activities of the Audit Committee;

(19) reviewing the powers of the Audit Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

(20) conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any such investigation;

(21) reviewing with the independent accountants their annual written statement delineating all relationships between the accountants and the Company, assessing any disclosed relationships and taking action thereon as appropriate; and

(22) considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable; provided, however, that review of legal matters with the

     Company's General Counsel, including matters that could have a significant impact on the organization's financial statements, is the responsibility of the full Board of Directors.

     FURTHER RESOLVED, that the Audit Committee shall consist solely of members of the Board of Directors who have never been employees of the Company or any of its subsidiaries. The Board shall determine the membership of the Audit Committee, in its discretion, but the Audit Committee shall always have at least three member directors. Each member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Committee shall have working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The Audit Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements. The review of the financial statements by the Audit Committee is not of the same nature and not for the same purpose as the audit performed by the independent accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                            YOUR VOTE IS IMPORTANT!

1. We urge you to vote your shares by proxy even if you plan to attend the 2001 annual meeting. You can always change your vote at the meeting.

   There are three ways to vote by proxy:

   - BY TELEPHONE. You can vote by telephone by calling (800) 650-1345 (toll free) on a touch-tone telephone and following the instructions on the proxy card. Stockholders residing outside the United States, Canada and Puerto Rico should call (402) 572-4997;

   - BY INTERNET. You can vote by Internet by logging onto the Internet, going to the web site http://proxy.shareholder.com/rjr and following the instructions on your computer screen; or

   - BY MAIL. You can vote by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope, which is postage-paid if mailed in the United States.

2. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning stock through certain banks and brokers.

3. If you have any questions or need assistance in voting your shares, please contact:

                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                            (212) 929-5500 (COLLECT)
                                       OR
                           (800) 322-2885 (TOLL FREE)

                  To:      Participants in the R. J. Reynolds Capital Investment
                           Plan
                           Participants in the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in
                           Puerto Rico
                           Participants in the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan

                           Shares of common stock of R.J. Reynolds Tobacco
                  Holdings, Inc. will be voted as you direct if this card is completed by you and received by The Bank of New York on or before April 23, 2001. The Bank of New York is responsible for tabulating the returns. Shares for which no directions are received will be voted in the same proportion as the shares for which directions are received.

                             YOUR VOTE IS IMPORTANT!

         Please complete, sign, date and return this proxy card in the enclosed envelope or vote by telephone or Internet as soon as possible!
         If you have any questions or need assistance in voting your shares, please contact:

                            MacKenzie Partners, Inc.
                               156 Fifth Avenue
                              New York, NY 10010
                            (212) 929-5500 (collect)
                                       or
                           (800) 322-2885 (toll free)

   * DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET *

                     R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                   P R O X Y
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2001.

         The undersigned hereby appoints Andrew J. Schindler, Charles A. Blixt and McDara P. Folan, III, and each of them (with full power of substitution), as proxies of the undersigned to vote all shares of the common stock of R.J. Reynolds Tobacco Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2001 at 9:00 a.m., and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

         The undersigned also provides directions to Citibank, N.A., as Trustee under the R. J. Reynolds Capital Investment Plan ("CIP"), and to Vanguard Group, Inc., as Custodian under the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico and the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan (the "Puerto Rico Plans"), to vote shares of the common stock of R.J. Reynolds Tobacco Holdings, Inc. allocated, respectively, to accounts of the undersigned under the CIP or the Puerto Rico Plans, and which are entitled to be voted at the Annual Meeting, and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and to vote all such shares on such other business as may properly come before the Annual Meeting.

         Election of Class II Directors. Nominees: (01) A. D. Frazier, Jr., (02) John G. Medlin, Jr. and (03) Nana Mensah

                                                                                 R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                                                                 P.O. BOX 11009
                                                                                 NEW YORK, N.Y. 10203-0009

         Change of address:
                           --------------------------------------------
         --------------------------------------------------------------
         (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

           (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

               YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
       QUICK (*) EASY (*) IMMEDIATE (*) AVAILABLE 24 HOURS, 7 DAYS A WEEK.

We encourage you to take advantage of the convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below.

TO VOTE BY TELEPHONE       Call toll free (800) 650-1345 on a touch tone
                           telephone. Stockholders residing outside the United
                           States, Canada and Puerto Rico should call (402)
                           572-4997. Telephone voting will be available until 5:00 p.m., Eastern time, on April 24, 2001.

                           Enter the Control Number located in the box below, just above the perforation.

                           Follow the recorded instructions.

TO VOTE BY INTERNET        Log on to the Internet and go to the web site
                           http://proxy.shareholder.com/rjr. Internet voting will be available until 5:00 p.m., Eastern time, on April 24, 2001.

                           Follow the instructions on your computer screen.

                                    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

                                    IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT
                                    MAIL BACK THE PROXY CARD.

                                                   CONTROL NUMBER
                                            FOR TELEPHONE/INTERNET VOTING

                              PLEASE DETACH HERE
              * YOU MUST DETACH THIS PORTION OF THE PROXY CARD *
                 BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

   * DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET *

SHARES FOR WHICH NO DIRECTIONS ARE RECEIVED WILL BE VOTED BY THE PROXIES FOR ITEMS 1 AND 2 AND AGAINST ITEM 3, AND BY CITIBANK, AS TRUSTEE, AND VANGUARD, AS CUSTODIAN, IN THE SAME PROPORTION AS THE SHARES FOR WHICH DIRECTIONS ARE RECEIVED BY CITIBANK AND VANGUARD, RESPECTIVELY.

1.  Election of Class II    FOR all nominees          WITHHOLD AUTHORITY to vote            (*)EXCEPTIONS [ ]
    Directors               listed below     [ ]      for all nominees listed below  [ ]

Nominees: (01) A. D. Frazier, Jr., (02) John G. Medlin, Jr. and (03) Nana Mensah
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

(*) Exceptions
              ------------------------------------------------------------------

2.  Ratification of KPMG LLP as Independent Auditors     3.  Stockholder proposal on director compensation

    FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]        FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

                                    Mark this box if change of           Mark this box if you wish to
                                    address on reverse side.     [ ]     discontinue the annual report   [ ]
                                                                         mailing for this account.

                                                                    NOTE: Please sign exactly as name appears hereon.
                                                                          Joint owners should each sign. When signing
                                                                          as attorney, executor, trustee, guardian, or
                                                                          for a corporation, please give your title.
                                                                          Please sign and date here, detach and return
                                                                          in the enclosed envelope or vote by
                                                                          telephone or Internet.

                                                                    Date                                      , 2001
                                                                        --------------------------------------

                                                                        --------------------------------------------
                                                                                          Signature

                                                                        --------------------------------------------
                                                                                          Signature

                                                                        Votes must be indicated    [X]
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY              [X] in black or blue ink.
USING THE ENCLOSED ENVELOPE.

                                                               3503